EXHIBIT 10.23

CANCELLATION AGREEMENT

This Cancellation Agreement (the “Agreement”) is entered into effective August 14, 2012 (the “Effective Date”) by and between SearchCore Inc., a Nevada corporation (the “Company”) and Keith Hoerling, an individual (“Hoerling”). Each of the Company and Hoerling may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company has previously entered into that certain Agreement and Plan of Reorganization and Merger, dated November 19, 2010 (the “Reorganization Agreement”) by and among the Company and WeedMaps Media, Inc., a Nevada corporation (f/k/a Weedmaps, LLC, a Nevada limited liability company) (“WeedMaps”);

WHEREAS, pursuant to the Reorganization Agreement, the Company and Hoerling entered into (i) certain Promissory Notes and amendments thereto, whereby Hoerling was paid in accordance with the Notes (the “Original Notes”), and (ii) an Employment Agreement whereby Hoerling was employed by the Company and received certain compensation for his services (the “Employment Agreement”);

WHEREAS, the Parties desire to cancel the Original Notes, cancel the earn out provisions of the Reorganization Agreement and enter new agreements pursuant to a Global Securities Purchase Agreement of even date herewith (the “Global Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. As consideration under the Global Agreement, the Parties hereby cancel (i) the Original Notes and any and all obligations contained therein, and (ii) the earn out provisions of the Reorganization Agreement. The Employment Agreement shall remain in full force and effect.

[remainder of page intentionally left blank, signatures to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

“Company”

SearchCore, Inc.,
a Nevada corporation

/s/ James Pakulis	/s/ Keith Hoerling
By: James Pakulis	Keith Hoerling, an individual
Its: President and Chief Executive Officer